EXHIBIT 5.1

KPMG LLP
Chartered Accountants	Telephone (403) 691-8000
2700-205 5th Avenue SW	Fax (403) 691-8008
Calgary AB T2P 4B9	Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Enterra Energy Corp., as Administrator of Enterra Energy Trust

We consent to the use, through incorporation by reference into Amendment No. 1 of the registration statement on Form F-10 of:

─

our auditors' report dated March 31, 2008 on the consolidated balance sheets of Enterra Energy Trust ("the Trust") as at December 31, 2007 and 2006 and the consolidated statements of loss and comprehensive loss, deficit and cash flow for each the years then ended;

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our auditors’ report dated March 31, 2008 on the supplemental note to the consolidated financial statements entitled “Differences between Canadian and United States Generally Accepted Accounting Principles”; and

─	our Comments by Auditors for US Readers on Canada-US Reporting Differences dated March 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in the registration statement.

Chartered Accountants

Calgary, Canada

June 20, 2008

KPMG LLP, a Canadian owned limited liability partnership, is the Canadian member firm of KPMG International, a Swiss association